Exhibit 5.3

September 25, 2024

Berry Global, Inc.

101 Oakley Street

Evansville, Indiana 47710

Ladies and Gentlemen:

We have acted as special Michigan counsel for Letica Corporation and Letica Resources, Inc., each a Michigan corporation (each a “Relevant Guarantor” and, collectively, the “Relevant Guarantors”), in connection with certain matters arising out of the Registration Statement on Form S-4 (the “Registration Statement”) filed by Berry Global Group, Inc., a Delaware corporation (“BGG” or “Parent Guarantor”), Berry Global, Inc., a Delaware corporation (“BGI”), and the subsidiary guarantors listed on the Table of Additional Registrant Guarantors thereto, including the Relevant Guarantors (together with the Parent Guarantor sometimes collectively referred to as the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by BGI to exchange up to $800,000,000 in aggregate principal amount of BGI’s registered 5.650% First Priority Senior Secured Notes due 2034 (the “January Exchange Notes”) and an aggregate principal amount of up to $800,000,000 of its registered 5.800% First Priority Senior Secured Notes due 2031 (the “May Exchange Notes” and together with the January Exchange Notes the “Exchange Notes”) for an equal amount of its outstanding unregistered 5.650% First Priority Senior Secured Notes due 2034 (the “January Outstanding Notes”) and outstanding unregistered 5.800% First Priority Senior Secured Notes due 2031 (the “May Outstanding Notes” and together with the January Outstanding Notes, the “Outstanding Notes”), respectively, under that certain Indenture dated as of January 17, 2024 and that certain Indenture dated as of May 28, 2024 (collectively, the “Indentures”), in each case among BGI, U.S. Bank Trust Company, National Association, a national banking association, as trustee and as collateral agent, the Parent Guarantor and Subsidiary Guarantors (each as defined therein).

The Exchange Notes are to be fully and unconditionally guaranteed by the Guarantors pursuant to a guarantee (the “Guarantee”) contained in the Indentures. All capitalized terms which are defined in the Indentures shall have the same meanings when used herein, unless otherwise specified.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

1.            the Registration Statement and the related form of prospectus included therein (including all exhibits thereto), in the form in which it was transmitted to the Commission under the Act;

2.            executed copies of the Indentures;

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Berry Global, Inc.

September 25, 2024

3.            executed copies of the Outstanding Notes;

4.            the form of the Exchange Notes;

5.            copies, certified by the Michigan Department of Licensing and Regulatory Affairs to be true and correct copies, of the articles of incorporation, and all amendments thereto, of each Relevant Guarantor on file in the office of the Michigan Department of Licensing and Regulatory Affairs dated September 19, 2024;

6.            good standing certificates of the Michigan Department of Licensing and Regulatory Affairs with respect to each Relevant Guarantor dated September 12, 2024;

7.            copies of the by-laws of each Relevant Guarantor, certified by an officer of such Relevant Guarantor to be true and correct copies of such by-laws in effect at the time of the adoption of the resolutions referred to in the following clause 8 and on the date hereof; and

8.            copies of the resolutions adopted by the board of directors of each Relevant Guarantor, certified by an officer of such Relevant Guarantor as of the date hereof.

The documents numbered 1 through 4 above are referred to herein as the “Guarantor Documents.”

In rendering this opinion, we have assumed that:

(a)	Each of the parties to the Guarantor Documents, other than each Relevant Guarantor, is duly organized and validly existing under the laws of its jurisdiction of organization;

(b)	The transactions contemplated by the Guarantor Documents have been duly authorized by all parties thereto, other than the Relevant Guarantors, and the Guarantor Documents have been duly executed, delivered, and accepted by all parties thereto, other than the Relevant Guarantors;

(c)	There is no oral or written agreement (other than the written agreements identified in this opinion as having been examined by us), understanding, course of dealing, or usage of trade that affects the rights and obligations of the parties set forth in the Note Documents (as defined in the Indentures) or that would have an effect on the opinions expressed herein; there are no judgments, decrees, or orders that impair or limit the ability of any Relevant Guarantor to enter into and execute the Guarantor Documents;

Berry Global, Inc.

September 25, 2024

(d)	All natural persons who are signatories to the Guarantor Documents and the other documents reviewed by us were legally competent at the time of execution; all signatures on behalf of parties (other than the Relevant Guarantors) to the Guarantor Documents and the other documents reviewed by us are genuine; the copies of all documents submitted to us are accurate and complete, each such document that is original is authentic, and each such document that is a copy conforms to an authentic original; and the documents executed and delivered by the parties are in substantially the same form as the documents that we have reviewed in rendering this opinion; and

(e)	The Exchange Notes, if and when issued, will have substantially identical terms as the Outstanding Notes and be issued in exchange therefor as contemplated by the Indentures and the Registration Statement.

Based upon the foregoing, but subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1.            Each Relevant Guarantor is a corporation, validly existing and in good standing under Michigan law, with the necessary corporate power and authority to guarantee the Exchange Notes pursuant to the terms of the Indentures.

2.            Each Relevant Guarantor’s guarantee of the Exchange Notes pursuant to the terms of the Indentures has been duly authorized by all necessary corporate action, and each Relevant Guarantor has duly authorized the issuance of the Guarantee of the Exchange Notes.

3.            The Indentures have been duly authorized, executed and delivered by each Relevant Guarantor.

Our opinion in paragraph 3 above regarding the Relevant Guarantors’ due execution and delivery of the Indentures is based solely on our review of scanned copies of the documents examined in connection with this opinion letter as enumerated above.

The opinions expressed herein are limited to the laws of the State of Michigan in effect on the date hereof as they presently apply, and we express no opinion herein as to the laws of any other jurisdiction. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Michigan, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction.

Berry Global, Inc.

September 25, 2024

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressee of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

BODMAN PLC

/s/ Kenneth R. Powell
Kenneth R. Powell, Member